Exhibit 99.1

Exela Technologies Announces Completion of $100 million at-the-market Program and Enters into New $150 Million Program

Irving, TX.-- (BUSINESS WIRE)—Exela Technologies, Inc. (“XELA” or the “Company”) (NASDAQ:XELA) announced today that it has completed its $100 million at-the-market equity program announced on May 27, 2021.

In addition, Exela has entered into an additional $150 million at-the-market equity program. The Company intends to use the net proceeds from the offering for the purchase or retirement of debt and/or general corporate purposes, including funding of its development programs, commercial planning and sales and marketing expenses, general and administrative expenses, acquisition or licensing of additional product candidates or businesses or working capital..

The offering of these securities is being made pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2021, and declared effective by the SEC on May 12, 2021. The offering of these securities will be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to these securities may be obtained, when available, from the website of the SEC at http://www.sec.gov or by contacting: B. Riley Securities, Inc., 1300 17th Street North, Suite 1300, Arlington, Virginia 22209, Attn: Prospectus Department, Email: prospectuses@brileyfin.com, Telephone: (703) 312-9580, or Cantor Fitzgerald & Co., Attention: Equity Capital Markets, 499 Park Avenue, 6th Floor, New York, New York, 10022, Email: prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Exela Technologies

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 18,300 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provided for under these sections. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding potential sales of the Shares under the ATM Program, intended use of the net proceeds from sales of the Shares under the ATM Program, timing of sales of the Shares under the ATM Program and other statements that are not historical facts. These forward-looking statements are based on the current expectations of Exela’s management and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties regarding Exela’s businesses, and actual results may differ materially. The factors that may affect Exela’s financial condition and results of operations include, among others, (i) the impact of political and economic conditions on the demand for Exela’s services, (ii) the impact of the COVID-19 pandemic, (iii) the impact of the petition for appraisal pursuant to 8 Del. C. § 262 in the Delaware Court of Chancery, captioned Manichaean Capital, LLC, et al. v. SourceHOV Holdings, Inc., C.A. No. 2017 0673 JRS, (iv) the impact of a data or security breach, (v) the impact of competition or alternatives to Exela’s services on its business pricing and other actions by competitors, (vi) Exela’s ability to address technological development and change in order to keep pace with its industry and the industries of its customers, (vii) the impact of terrorism, natural disasters or similar events on Exela’s business, (viii) the effect of legislative and regulatory actions in the United States and internationally, (ix) the impact of operational failure due to the unavailability or failure of third-party services on which Exela relies, (x) the effect of intellectual property infringement and (xi) other risk factors described from time to time in Exela’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments or restatements of, or supplements to, such reports, and the prospectus supplement and the accompanying prospectus used for the offering of the Shares filed with the SEC.